Exhibit 99.1

Sonder Holdings Inc. Announces Strategic Licensing Agreement with Marriott International

Strategic agreement expected to deliver significant revenue opportunities and cost efficiencies

Sonder also secures approximately $146 million in additional liquidity, including approximately $43 million convertible preferred equity investment to strengthen balance sheet

SAN FRANCISCO, August 19, 2024 – Sonder Holdings Inc. (NASDAQ: SOND or “Sonder”), a leading global brand of premium, design-forward apartment-style accommodations serving the modern traveler, today announced that it has entered into a long-term strategic licensing agreement with Marriott International, Inc. (NASDAQ: MAR or “Marriott”). Through this strategic agreement, over 9,000 live Sonder units are expected to join the Marriott portfolio by the end of 2024, with approximately 1,500 additional contracted units anticipated to join the Marriott system at later dates. Sonder’s properties, which consist of apartment-style accommodations and intimate boutique hotels, are expected to be fully integrated with Marriott’s extensive distribution channels, and be available for booking on Marriott.com and the Marriott Bonvoy mobile app as a new collection called Sonder by Marriott Bonvoy. Sonder’s properties are also expected to participate in the highly regarded Marriott Bonvoy travel program with over 210 million members, and gain access to Marriott’s global sales organization. Sonder anticipates that full integration with Marriott's digital channels and platform will occur in 2025; however, Sonder expects that Marriott.com will include link-offs to Sonder's digital platforms to support shop, book, earn and redeem by Marriott Bonvoy members and customers before the end of 2024. Sonder expects the strategic agreement to deliver significant revenue opportunities and operating efficiencies for Sonder.

“We're delighted about our strategic agreement with Marriott. Benefitting from the extensive distribution, loyalty program and sales capabilities of a global hospitality leader will help us to prioritize our core value drivers, including our unique guest experience, while unlocking significant opportunities for increased revenue and cost efficiency,” said Francis Davidson, Co-Founder and CEO of Sonder. “We look forward to welcoming Marriott Bonvoy members to our approximately 200 properties worldwide, creating new opportunities for guests to enjoy Marriott’s award-winning loyalty program. Thank you to all our employees, guests, partners and stakeholders as we launch this exciting new chapter.”

“We are excited about this new agreement, which is set to expand our portfolio of longer-stay accommodations in key markets around the world,” said Tim Grisius, Global Officer, M&A, Business Development and Real Estate, Marriott International. “Marriott has long believed in providing the right product at the right price point for all trip purposes and generations of travelers. With the planned addition of Sonder by Marriott Bonvoy, we will be able to provide guests seeking apartment-style urban accommodations with even more options in the Marriott Bonvoy portfolio.”

Compelling Benefits of Marriott Strategic Licensing Agreement

•Increasing revenue by integrating with Marriott’s commercial engine: Following full integration with Marriott’s extensive global sales and marketing capabilities, as well as with Marriott’s loyalty platform and distribution and booking channels, Sonder expects these sources of new and improved demand to drive substantial uplift in revenue per available room (“RevPAR”) over time.
•Delivering cost savings through synergies and scale: The full integration is expected to complement Sonder’s existing technology which powers end-to-end digital guest journeys and operating efficiencies. Sonder expects to realize substantial customer acquisition cost savings through improved distribution channel mix and preferred distribution channel rates.

•Powering future growth: Sonder believes that the strategic agreement with Marriott will enhance Sonder’s value proposition to real estate owners who can expect to realize the unique combination of Sonder’s product and Marriott’s distribution.

Strengthened Balance Sheet

Sonder also announced that it has enhanced its liquidity profile by approximately $146 million to support its long-term profitable growth and the integration efforts under the strategic agreement with Marriott. Sonder is expected to have access to these additional funds over the coming months:
•A consortium of investors (the “Investor Consortium”) has committed to purchase approximately $43 million of a newly designated series of convertible preferred equity (the “Preferred Equity”) of Sonder.
•Sonder’s existing noteholders have provided a total of approximately $83 million in additional liquidity, including $4 million in financing funded on August 13, 2024, and approximately $79 million in the form of a 30-month extension (through the end of 2026) of the paid-in-kind feature of the Note Purchase Agreement (21 months of which is at Sonder’s option).
•Other sources of liquidity totaling $20 million.

The above is in addition to the previously announced $16 million in financing from Sonder’s existing noteholders.

Janice Sears, Lead Independent Director of the Sonder Board of Directors, said, “Today’s announcement is the result of deliberate and thoughtful planning by the Board and the management team to best position Sonder to deliver value for all stakeholders. Sonder has been relentlessly focused on operational efficiency to deliver long-term profitability and these actions are the next step in achieving that goal. With significantly improved financial flexibility from the support of our lenders and investors, Sonder now has a stronger balance sheet to fuel its value creation strategy as it embarks on its next chapter, including the strategic licensing agreement with Marriott.”

Terms of the Convertible Preferred Equity Transaction

Under the terms of the agreements with the Investor Consortium and Sonder’s existing noteholders, the Investor Consortium and Sonder’s existing noteholders purchased an aggregate of approximately $14.7 million of Preferred Equity on or about August 13, 2024, and have committed to purchase an additional approximately $28.6 million of Preferred Equity, subject to Sonder becoming current on its overdue U.S. Securities and Exchange Commission (“SEC”) reports and satisfaction of customary closing conditions, which is expected to occur in the fourth quarter of 2024.

Holders of over 50% of Sonder’s outstanding shares of common stock have agreed to vote their shares in favor of certain proposals related to this transaction at a meeting of Sonder’s shareholders, which is expected to be scheduled later this year.

Additional information regarding the terms of the Preferred Equity will be provided in a Current Report on Form 8-K to be filed with the SEC.

Amendments to Note Purchase Agreement with Sonder’s Existing Noteholders

Sonder has entered into further amendments of its existing Note Purchase Agreement with a syndicate of Sonder’s existing noteholders, providing for (i) a one year maturity extension to December 2027, (ii) a 30-month extension of the paid-in-kind feature of the Note Purchase Agreement through the end of 2026 (21 months of which is at Sonder’s option), and (iii) a covenant holiday related to Liquidity and Free Cash Flow through the third quarter of 2025.

Additional information regarding these amendments will be provided in a Form 8-K to be filed with the SEC.

Advisors

Moelis & Company LLC is serving as financial advisor to Sonder and Kirkland & Ellis LLP is serving as legal counsel.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding improvements in liquidity and profitability; the anticipated benefits and synergies from the strategic licensing agreement with Marriott, including, but not limited to, the timing, scope and impact of Sonder’s participation in the Marriott Bonvoy loyalty program and Marriott’s distribution and booking channels and systems, including the anticipated integration period, initial link-off to Sonder’s digital platforms, and number of properties; statements about potential revenue opportunities, improved demand and RevPAR, operating efficiencies and cost savings, synergies and scale from the strategic licensing agreement with Marriott; anticipated enhancement of Sonder’s value proposition to real estate owners and potential growth; statements about the timing and amount of anticipated preferred equity funding and other sources of liquidity; statements about improving Sonder’s balance sheet and long-term profitable growth; and other information concerning Sonder’s financial and operating goals and estimated, possible or assumed future financial or operating results and measures, cash flow, or liquidity.

These forward-looking statements are based on management’s current expectations, estimates, and beliefs, as well as a number of assumptions concerning future events. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to: the risk that the strategic licensing agreement with Marriott will not provide the anticipated benefits, including operating efficiencies and higher RevPAR over time; risks and uncertainties associated with the strategic licensing agreement with Marriott, including uncertainties related to the timing and extent of benefits, synergies, cost savings, and future revenue opportunities; uncertainties associated with the integration of Sonder’s portfolio with Marriott’s platforms, distribution channels, sales capabilities, and systems, including the risk of delays or unanticipated disruptions or complications; uncertainties concerning Sonder’s previously announced financial restatement process, including the possibility that additional accounting errors or corrections will be identified and the possibility of additional delays in Sonder’s SEC filings; uncertainties associated with Sonder’s liquidity, debt, and capital resources, including uncertainties associated with the satisfaction of conditions for and timing of the preferred equity financing and other sources of liquidity, and the risk that Sonder’s efforts to conserve cash will be unsuccessful and that additional funding or other sources of liquidity will not be available on acceptable terms or at all; the risk that Sonder will be unsuccessful in achieving positive free cash flow; and the other risks and uncertainties described in Sonder’s SEC reports, including its Current Report on Form 8-K dated as of the date hereof, and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, Sonder does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

About Sonder

Sonder (NASDAQ: SOND) is a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler. Launched in 2014, Sonder offers inspiring, thoughtfully designed accommodations and innovative, tech-enabled service combined into one seamless experience. Sonder properties are found in prime locations in over 40 markets, spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit www.sonder.com or follow Sonder on Instagram, LinkedIn or X.

Download the Sonder app on Apple or Google Play

Investor Relations:

ir@sonder.com

Media:

press@sonder.com

Dan Moore / Tali Epstein
Collected Strategies
Sonder-CS@collectedstrategies.com